BASIC LEASE INFORMATION

Lease Date:	August 3, 2012

Tenant:	EOS PETRO, INC., a Delaware corporation

Address of Tenant:	________________________________
_______________________________

For all notices:

Attention: Nikolas Konstant
Telephone:
Telecopy:
Email:

Landlord:	1975 Babcock Road, LLC, a Texas limited liability company

Address of Landlord:	P.O. Box 90624
San Antonio, TX 78209

For all notices:	With a copy to:

Attention: John H. Roberts	Attention: John B. Low, Esq.
Telephone: 210-530-0200	Telephone: 210/826-5050
Telecopy: 210-530-0204	Telecopy: 210-579-7282
Email: jroberts@ridgemont.us	Email: jlow2525@sbcglobal.net

Location:	1975 Babcock Road, San Antonio, Texas and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes.

Premises:	One wing on the second floor comprising approximately 7,500 square feet (“Premises”) of the two story office building situated on approximately 2.243 acres out of land, as more particularly described on Exhibit A attached hereto and made a part hereof (the "Land").

Building:	The existing improvements having approximately 63,000 square feet of area upon the Land as modified or improved pursuant to Section 11 hereof, together with all appurtenant improvements and attached fixtures, and all alterations, additions, and changes thereto.

Term:	The period of time commencing on the Lease Date (the “Commencement Date”) and expiring on the last day of the thirty-sixth Lease Month, together with any renewal period(s) exercised and entered into in accordance with the terms of Exhibit B attached to this Lease.

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Base Rental:	Tenant shall pay Monthly Base Rental in the following amounts for the following periods of time, to include any and all taxes and insurances, it being understood that the Base Rental is calculated at $16.50 per square foot on 7,500 square feet:

Years	Monthly Base Rental	Total Annual Base Rental
1-3	$10,312.50	$123,750.00

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date is not the first day of a month, then the period of time from the Commencement Date through the last day of the month in which the Commencement Date occurs is referred to herein as the "Initial Term", and the remainder of the Term shall be referred to herein as the "Base Term".

Initial Monthly Payment:	Base Rental		$10,312.50
	Additional Rental	$
	Total Initial Monthly Payment		$10,312.50

Additional Rental:	All sums of money, however described, which Tenant becomes obligated to pay to Landlord pursuant to the terms of this Lease, other than Base Rental.

Rent:	All Base Rental and Additional Rental.

Rent Commencement Date:	August 3, 2012

Security Deposit:	Tenant to provide a Security Deposit in the amount of N/A and first month’s rental of $10,312.50 upon full execution of this Lease.

Base Year:	2013

Proportionate Share:	Tenant's "Proportionate Share" shall be forty-seven and six-tenths percent (11.875%) of any increases over Base Year, beginning January 1, 2014.

The foregoing Basic Lease Information and definitions are hereby incorporated into and made a part of the Lease identified hereinabove. Each reference in the lease to any of the information and definitions set forth in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with and limited by all references thereto in the provisions of the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the lease shall control.

TENANT:	EOS PETRO, INC.,
a Delaware corporation

	By:	/s/ Nikolas Konstant
Name: Nikolas Konstant
Title: President

LANDLORD:	1975 BABCOCK ROAD, LLC,
a Texas limited liability company

By:	/s/ John Roberts
Name:	John Roberts
Title:

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24.	SURRENDER OF PREMISES	16

25.	ATTORNEYS' FEES	16

26.	MECHANICS' LIENS	16

27.	WAIVER OF SUBROGATION	16

28.	BROKERAGE	16

29.	ESTOPPEL CERTIFICATES	17

30.	NOTICES	17

31.	SEVERABILITY	17

32.	AMENDMENTS; BINDING EFFECT	18

33.	QUIET ENJOYMENT	18

34.	GENDER	18

35.	JOINT AND SEVERAL LIABILITY	18

36.	LANDLORD'S LIABILITY	18

37.	NOTICE TO LENDER	18

38.	LANDLORD'S LIEN	18

39.	HAZARDOUS WASTE	19

40.	CAPTIONS	19

41.	MISCELLANEOUS	19

42.	SALES REPORTS AND RECORDS	21

43.	EXHIBITS AND ATTACHMENTS	21

44.	INDEMNITY OBLIGATIONS	21

45.	NET LEASE

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LEASE AGREEMENT

This Lease Agreement (this "Lease") is entered into as of the Lease Date by and between Landlord and Tenant.

WITNESSETH:

1.           DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with and limited by the references thereto in the provisions of this Lease. In the event of any conflict, the provisions of this Lease shall control. Additionally, the following terms shall have the following meanings when used in this Lease: "Laws" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Property, and "Law" shall mean any of the foregoing; "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Tenant Party" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and Including" means including, without limitation.

2.           LEASE GRANT.

(a) In consideration of the Rent to be paid, the other covenants and agreements to be performed by Tenant, and upon the terms hereinafter stated, Landlord does hereby lease, demise and let unto Tenant the Premises, commencing on the Commencement Date and ending on the last day of the Term.

(b)          By executing this Lease, Tenant shall be deemed to have accepted the Premises and Building as suitable for the purpose herein intended. Tenant accepts the Premises and Building in "AS IS -WHERE IS" condition without any representations or warranties from Landlord. Accordingly, Tenant hereby waives any implied or express warranties of habitability, suitability, merchantability, quality, condition or fitness for a particular purpose with respect to the Premises and Building. Tenant has inspected the Premises and Building to the degree it deemed necessary and desirable and is thoroughly familiar with its condition. Tenant hereby accepts the Premises and Building as being in good and satisfactory condition and suitable for their intended commercial purpose. THE PROVISIONS OF THIS SECTION 2(b) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION, NEGATION AND DISCLAIMER BY LANDLORD OF ANY AND ALL WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE. Notwithstanding the foregoing, within thirty (30) days of the Lease Date Landlord shall provide Tenant with a certificate from a licensed contractor stating that the roof and HVAC system are in good working order. Should Landlord fail to do so, Landlord shall be obligated to repair the roof or HVAC system at its sole cost and expense.

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3.           RENT.

(a)          In consideration of this Lease, Tenant promises and agrees to pay Landlord the Rent, without demand, deduction or set off, on or before the first day of each month of the Term. The first such monthly installment of Rent shall be payable by Tenant to Landlord on the Lease Date and monthly installments of Base Rent shall thereafter be paid on or before the first day of each subsequent calendar month during the Term. In the event any installment of Rent is not received within ten (10) days after the due date thereof (without in any way implying Landlord’s consent to such late payment), unless other arrangements have been made between Landlord and Tenant, Tenant agrees to pay, in addition to said installment of Rent, a late payment charge equal to five percent (5%) of the late installment of Rent, it being understood that said late payment charge shall constitute liquidated damages (but shall not void the occurrence of a default or eliminate any of Landlord’s remedies therefor) and shall be for the purposes of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of a late installment payment of Rent. Tenant and Landlord agree that the damages suffered by Landlord in the event of any such late payments are not capable of being ascertained precisely, and that the foregoing amount constitutes a reasonable and good faith estimate by the parties of the extent of such damages. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to Landlord as Rent shall constitute rent for the purpose of Section 502(b)(7), as it may be amended, of the Bankruptcy Code (defined below).

4.           SECURITY DEPOSIT. As security for performance by Tenant of Tenant’s obligations under this Lease, subject to the provisions set forth in this Paragraph 4, prior to the Commencement Date, Tenant has delivered to Landlord a Security Deposit in the amount of $N/A.

5.           LANDLORD OBLIGATIONS.         Landlord shall repair, replace or maintain the structural integrity of the structural, load-bearing walls, roof and foundation of the Building. Landlord shall have the sole responsibility to repair all interruptions in the provision of utility services, including but not limited to electricity, HVAC systems and water, originating outside the Premises. Landlord shall have absolutely no obligation to repair, replace or maintain all or any portion of the Premises. Landlord shall have absolutely no obligation to pay any costs or expenses of any description associated with the operations of the Premises. All repairs, replacements, maintenance, costs and expenses associated with the Premises are to be made or borne by Tenant as its sole responsibility and at its sole cost and expense.

6.           Additional Expenses.

[Intentionally omitted]

7.           TENANT’S MAINTENANCE, REPAIR AND REPLACEMENT OBLIGATIONS.

(a)          Commencing on the Commencement Date, Tenant shall, at its sole cost and expense, without any limitation or contribution from Landlord, keep and maintain all parts of the Premises in good working condition, except for reasonable wear and tear, promptly making all necessary repairs and replacements of a non-structural nature, ordinary and extraordinary, including but not limited to, windows, glass and plate glass, doors, and any special office entries, walls and finish work, floors and floor covering, electrical cabling and fixtures, data and telephone cabling and fixtures, heating and air conditioning systems, plumbing lines and fixtures, electrical lines and fixtures, janitorial and porter services, down spouts, gutters, dock boards, irrigation system, paving, pest extermination (including termites), exterior lighting fixtures, regular removal of trash and debris, and keeping the Premises in good working condition and in an attractive, clean, safe and sanitary condition.

(b)          If Tenant should fail to perform any of its obligations hereunder with respect to maintenance, repairs or replacements, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period, in addition to any other remedies provided herein, effect same. Any out-of-pocket sums expended by Landlord in effecting such maintenance, repairs or replacements shall be deemed to be Additional Rental owing by Tenant to Landlord and shall be due and payable within ten (10) days after written request therefor, together with (i) interest thereon at the Default Rate from the date of each such request by Landlord to the date of repayment by Tenant and (ii) a reasonable charge to Landlord to cover its administrative expense in coordinating any maintenance, repairs or replacements to the Building or Premises which Tenant fails to perform as required herein.

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8.           TENANT’S UTILITY AND PERMIT OBLIGATIONS.

(a)          Tenant shall, at its sole cost and expense, obtain and pay for all water, gas, electricity, telephone, sewer, and sprinkler charges and other utilities and services used on, at or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish and install all electric light bulbs and tubes. Landlord shall have the sole responsibility to repair all interruptions in the provision of utility services, including but not limited to electricity, HVAC systems and water, originating outside the Premises. Landlord shall in no event be liable for any interruption or failure of any utility services occurring within the Premises.

(b)          Tenant shall, at its sole cost and expense, obtain and keep in force during the Term, and all extensions thereof, all licenses, certificates and permits necessary or desirable for it to use the Premises in accordance with applicable laws and restrictive covenants.

(c)          If Tenant should fail to perform any of its obligations hereunder with respect to paying for any utilities or obtaining and maintaining any licenses, certificates or permits, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period, in addition to any other remedies provided herein, make such payments or obtain such licenses, certificates or permits. Any out-of-pocket sums expended by Landlord with respect to any of the foregoing shall be deemed to be Additional Rental owing by Tenant to Landlord and shall be due and payable within ten (10) days after written request therefore, together with interest thereon at the Default Rate from the date of each such request by Landlord to the date of repayment by Tenant.

9.          TAXES.         Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal, and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "Taxes") that accrue against the Premises, the Land, and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes"; however, "Taxes" shall not include (A) any income tax or corporate franchise tax assessed against Landlord's income or (B) any fines or penalties assessed against Landlord for failure to pay before delinquency all such taxes, assessments, levies and charges. Tenant waives all rights to protest or appeal the appraised value of the Land and the Building, and all rights to receive notices of reappraisal as set forth in Sections 41.413 and 42.015 of the Texas Tax Code.

10.         TENANT’S INSURANCE OBLIGATIONS.

(a)          Tenant shall, at Tenant's sole cost and expense, fully insure its property located within the Premises against fire and other casualty subject to the following conditions. Before occupying the Premises, Tenant shall furnish to Landlord a Certificate of Insurance with attachments as described below or copies of all insurance policies. All policies are to be written by companies of recognized financial standing which are well rated by national rating organizations and are legally qualified to issue such policies of insurance in the State where the Premises is located

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(b)          The Certificate of Insurance and policy for the Commercial General Liability shall name Landlord and the Other Indemnities (including, without limitation, any property manager utilized by Landlord with respect to the Premises) to be named as Additional Insured, on an industry-recognized form reasonable acceptable to Landlord. The Commercial General Liability policy shall be endorsed to be primary and non-contributory to any insurance that may be maintained by or on behalf of Landlord. The Commercial General Liability coverage shall include "Limits Apply Per Project". All policies required to be provided by Tenant under this Lease shall contain a Waiver of Subrogation in favor of Landlord. If leased workers are used, the policies will be endorsed to reflect this exposure. The Certificate of Insurance and policy shall further provide that insurance will not be canceled or reduced in coverage prior to at least thirty (30) days written notice to Landlord.

(c)          The types and amounts of insurance shall not be less than the amounts specified in this Lease as follows:

WORKERS' COMPENSATION in full compliance with the Workers' Compensation and Occupational Diseases Laws of all authorities having jurisdiction in locations in which the Tenant operates, with Employer's Liability coverage (limits of not less than: $500,000 each accident for Bodily Injury by accident, $500,000 each accident for Bodily Injury by disease, and $500,000 policy limit for Bodily Injury by disease).

GENERAL LIABILITY insurance for all operations (including products liability for any product manufactured or assembled) in a form providing coverage not less than that of standard Commercial General Liability insurance policy ("Occurrence Form") for operations of Tenant including hazards of operations (including explosion, collapse, and underground coverage), elevators, independent contractors, and products and completed operations, with contractual liability coverage (for this Lease) covering indemnity and defense obligations of Tenant and personal injury liability coverage for claims arising out of the Premises hereunder for personal injury, bodily injury, and property damage in policy or policies of insurance such that the total available limits combined shall not be less than $1,000,000 Each Occurrence Limit, $1,000,000 Personal and Advertising Injury Limit, $2,000,000 General Aggregate Limit, and $2,000,000 Products/Completed Operations Aggregate Limit, with $2,000,000 Excess Liability Limit.

(d)          These limits or amounts of said insurance coverage shall not, however, limit the liability of the Tenant hereunder or limit the accessibility of insurance proceeds to the Landlord. No policy shall contain any provision for exclusion from liability other than provisions for exclusion forming a part of the standard basis unamended and unendorsed form of the policy, provided, however, in no event shall any exclusion be permitted which conflict with any coverage required by this Agreement. If any part of this Lease is sublet or the Tenant directs any other person in course of the work performed at the Premises, the other entity or person shall be required to furnish the same insurance coverages as required of Tenant and Tenant shall be responsible for furnishing to Landlord evidence of such insurance coverages that are currently in effect. If Tenant fails to procure and maintain such insurance, Landlord shall have the right but not the obligation to procure and maintain the said insurance for and in the name of Tenant, and Tenant will pay the cost thereof and shall furnish all necessary information to make effective and maintain such insurance upon demand by Landlord as Additional Rent. Any policy obtained by Tenant insuring against loss by physical damage to the Premises or covering Tenant's tools, supplies, machinery, or equipment shall contain an endorsement providing that the insurer waives its rights of subrogation against Landlord. Nothing in this Section 10(d) shall give or create in any third party any claim or right of action against Landlord, except that which may exist irrespective of this Section 10(c).

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(e)          No personnel or employee of Landlord or its property manager, if any, shall have any personal liability with respect to any obligations, duties, or responsibilities under this Lease or with respect to the Property, if any.

11.         CONSTRUCTION ON THE PREMISES.

(a)          Tenant shall have the right, subject to Landlord’s written approval, to make additional improvements and modifications to the Building in accordance with all applicable Laws and the Design Plans approved by Landlord pursuant to this Section 11(a).

(b)          The term "Design Plans" shall mean and include architectural drawings which identify (1) the exterior appearance, size and configuration of the Building, (2) the roof, walls and structural components of the Building being affected by Tenant’s construction, and (3) the location of entrances and loading areas. Landlord shall have ten (10) days from receipt of the Design Plans to review, approve or reject the same. If Landlord timely raises an objection to the Design Plans, Landlord and Tenant shall negotiate in good faith to resolve any disagreement.

(c)          Tenant may, subject to the provisions hereinafter set forth and at its sole cost and expense, perform all construction, alterations, improvements, or other work which it desires to perform on the Premises, including, but not limited to, replacement of any improvements or portions of the improvements situated upon the Land. All construction, alterations, improvements, or other work done by Tenant shall be performed in a good and workmanlike manner and in accordance with all applicable laws, codes, ordinances and restrictive covenants. Prior to commencing any such work Tenant shall obtain all permits, approval and consents required under applicable law or under any restrictive covenants applicable to the Premises.

(d)          All construction, alterations, improvements, or other work done by Tenant on or about the Premises shall be performed using contractors reasonably acceptable to Landlord and which have been given Landlord’s prior written approval and in accordance with plans and specifications which have been approved by Landlord, in writing, prior to the commencement of any such work. Landlord will indicate in writing its approval or disapproval of such contractors, plans or specifications within ten (10) business days of written request therefor.

(e)          Within thirty (30) days after the completion of each project involving construction, alterations, improvements or other work which requires Landlord's approval, Tenant shall deliver to Landlord one set of fully corrected and documented "as-built" plans and specifications, together with a C.A.D. disk of such "as-built" plans.

(f)          Landlord shall be permitted, if it desires to do so and at its sole cost and expense, to observe and inspect all construction, alterations, improvements, or other work done by Tenant to assure itself that the same is being performed in accordance with the approved plans and specifications and the requirements of all applicable laws, codes, ordinances and restrictive covenants. Such observation and inspection, if done, shall be solely for the benefit of Landlord and Tenant shall not be entitled to rely on same. Landlord shall not be obligated or required to, but may if it chooses to, inform Tenant as to its conclusions following any such observation or inspection, even if it has concluded that Tenant is in violation of the terms of this Lease.

(g)          All work performed by a Tenant Party on the Premises (including that relating to the installation, repair, replacement, or removal of any item) shall be performed in accordance with law and with Landlord’s specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's structure or the Premises.

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(h)          Except to the extent permitted by Section 12 of this Lease, Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord’s prior written approval. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (1) make any changes to the exterior of the Premises or the Building, (2) install any exterior lights of any type that are visible from the exterior of the Premises without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and has had a reasonable opportunity to review them.

12.         SIGNAGE.         With Landlord’s prior approval, Tenant shall erect the Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located, after having received all requisite approvals thereunder (the "Sign Requirements"); thereafter, Tenant shall maintain the Sign in a good, clean, and safe condition in accordance with the Sign Requirements. After the end of the Term or after Tenant’s right to possess the Premises has been terminated, Landlord (a) may require that Tenant remove the Sign by delivering to Tenant written notice thereof within thirty (30) days after the end of the Term or (b) may use the Sign (after removing, at Tenant’s expense, Tenant’s name or logo, as applicable), in which case the Sign shall become the property of Landlord without compensation to Tenant. If Landlord so requests, Tenant shall remove the Sign, repair all damage caused thereby, and restore the Building to its condition before the installation of the Sign within ten (10) days after Landlord’s request therefor. If Tenant fails to timely do so, Landlord may, without compensation to Tenant, (1) use the Sign (after removing, at Tenant’s expense, Tenant’s name or logo, as applicable) or (2) at Tenant’s expense, remove the Sign, perform the related restoration and repair work and dispose of the Sign in any manner Landlord deems appropriate.

13.         USE; REDELIVERY.

(a)          Tenant shall use the Premises only for general office uses (the "Permitted Use"). Outside storage is prohibited. Tenant shall be solely responsible for complying with all laws applicable to the use, occupancy, and condition of the Premises, the Building or the rest of the improvements. Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments, property associations, any recorded restrictions against the property, and all departments, commissions, boards, and officers thereof. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon or (2) increase the insurance risk. Tenant shall pay to Landlord within ten (10) days after written request therefor any increase in the cost of any insurance on the Premises or the Building incurred by Landlord which is caused by Tenant’s use of the Premises or because Tenant vacates the Premises.

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(b)          At the end of the Term or termination of this Lease, Tenant shall deliver possession of the Premises to Landlord with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear and damage by casualty excepted, and shall deliver to Landlord all keys to the Building. The cost and expense of any repairs necessary to restore the condition of the Premises to said condition in which they are to be delivered to Landlord shall be borne by Tenant. All alterations, additions or improvements (whether temporary or permanent in character) made by Tenant in or upon the Premises shall, unless agreement to the contrary is reached by Landlord and Tenant and documented in a writing signed by both, be Landlord’s property on termination of this Lease, and shall remain on the Premises without compensation to Tenant. So long as Tenant is not then in default, all furniture, trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall (with respect to all furniture, movable trade fixtures and equipment) be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. During the last six (6) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available for sale or rent. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least ninety (90) days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord’s determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord’s request therefor. Nothing herein contained shall be construed to permit Tenant to vacate the Lease prior to the end of the Term.

14.         ASSIGNMENT AND SUBLETTING.

(a)          Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), (1) assign or in any manner transfer this Lease or any estate or interest therein, (2) permit any assignment of this Lease or any estate or interest therein by operation of law, (3) sublet the Premises or any part thereof, (4) grant any license, concession or other right of occupancy of any portion of the Premises or (5) permit the use of the Premises by any parties other than Tenant and Tenant Parties (any of events listed in Section 14.(a)(1) through 14.(a)(5) being a "Transfer"); and any such acts without Landlord’s prior written consent shall be void and of no effect. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting or any other Transfer, Tenant shall at all times remain fully responsible and liable (jointly and severally) for the payment of the Rent herein specified and for compliance with all of Tenant’s other obligations under this Lease. Upon the occurrence of a default, the Landlord may, at its option, collect directly from any assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any Rent due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice to do so from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant from the obligation to pay the Rent or from further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee or sublessee of the Premises shall not be deemed a waiver of prohibition against assignment and subletting contained in this Lease. The receipt by Landlord of rent from any such assignee or sublessee shall be a full and complete release, discharge, and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

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(b)          If Tenant requests Landlord’s consent to an assignment of this Lease or a subletting of all or a part of the Premises, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, financial statements and/or other information as Landlord may reasonably request to evaluate whether the proposed subtenant or assignee is financially responsible and will occupy and thereafter use the Premises (or any sublet portion thereof) for the remainder of the Term (or for the entire term of the sublease, if shorter). Landlord shall have the option to (1) approve such subletting or assignment (on such reasonable conditions as Landlord deems appropriate including, without limitation, execution by Tenant and subtenant of Landlord’s consent to sublease), (2) disapprove such subletting or assignment, or (3) cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c)          Tenant hereby assigns, transfers and conveys all consideration received by Tenant under any Transfer which are in excess of the rents payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

(d)          If Tenant, as a debtor in possession, or a trustee for the estate in bankruptcy of Tenant (the "Trustee"), assumes this Lease and proposes to assign this Lease or sublease the Premises (or any portion thereof), pursuant to the provisions of the Bankruptcy Code, to any person, partnership, corporation, or other entity which shall have made or seeks to make an offer to accept an assignment of this Lease or a sublease of the Premises on terms acceptable to Tenant or the Trustee, as the case may be, then Tenant or the Trustee, as the case may be shall give Landlord written notice immediately after receipt of any such offer to accept an assignment of this Lease or a sublease of the Premises (and in any event no later than ten (10) days prior to the date that Tenant or the Trustee, as the case may be, shall make application to the court of competent jurisdiction for authority and approval to enter into such assignment or sublease), which notice shall set forth (1) the name and address of the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, (2) all of the terms and conditions of such party’s offer, (3) terms and conditions upon which Tenant or the Trustee, as the case may be, intends to cure any existing defaults hereunder as well as satisfactory evidence of such party’s financial ability so to cure, and (4) adequate assurances of the future performance of such party under this Lease. Landlord shall, upon receipt of such notice, have the prior right and option, to be exercised by notice to Tenant or the Trustee, as the case may be, given at any time prior to the effective date of such proposed assignment or sublease, to accept an assignment of this Lease or a sublease of the Premises by any other assignee or subtenant acceptable to Landlord, upon the same terms and conditions and for the same consideration, if any, as the offer made by the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

Notwithstanding the foregoing provision for notice not later than ten (10) days prior to the date Tenant or the Trustee, as the case may be, shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment or sublease, nothing contained herein shall be deemed to be a waiver or extension by Landlord or any of the requirements of Section 365(d) of the Bankruptcy Code. If the rent rate agreed upon between Tenant or the Trustee, as the case may be, and the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased under any proposed sublease of the Premises (or any part thereof) is greater than the rent provided in this Lease for that portion of the Premises that is subject to such proposed sublease or assignment, or if any consideration shall be received by Tenant or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rent or such consideration, and any and all other monies or other considerations payable or otherwise to be delivered in connection with such proposed assignment or sublease, shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant, the Trustee, or the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the sole benefit of Landlord and shall be promptly paid to or turned over to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

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In connection with any proposed assignment of this Lease or sublease of the Premises, Tenant or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code, shall provide adequate assurance of future performance under this Lease by the party to whom Tenant or the trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, which adequate assurance shall include, at a minimum, delivery by each party to Landlord of (A) a security deposit in the amount equal to at least three times the amount per month payable as Base Rental, (B) disclosure of the source of rent and other charges to be paid in consideration for the assignment or sublease and under this Lease, (C) an audited financial statement, dated no more than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall disclose the net worth of the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased as being equal to at least twelve (12) times the amount per month payable as Base Rental, or a guaranty of such party’s obligations under the assignment of this Lease, in form and substance acceptable to Landlord, executed by a guarantor which has a net worth, as substantiated by an audited financial statement, meeting the requirements described above in this clause, and (D) the grant of a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such party on the Premises.

Nothing contained in this Section 14.(d) shall be deemed a waiver of Landlord’s other rights or remedies under this Lease in the event of any default by Tenant, and the acceptance by Landlord of any assignee or subtenant of Tenant hereunder shall not constitute a waiver of Landlord’s right to exercise any remedy hereunder for any default by Tenant, the Trustee, or any assignee or subtenant. This Section 14.(d) shall only govern the terms and conditions of any assumption by Tenant (as a debtor in possession) or the Trustee, and any assignment or sublease pursuant to such assumption, in the event of a proceeding under the Bankruptcy Code and shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy code. The requirements set forth in this Section 14.(d) for the assumption and any assignment or sublease in a proceeding under the Bankruptcy Code are intended by Landlord and Tenant to define the minimum acceptable requirements for any assumption of this Lease and any subsequent assignment or sublease and shall not constitute a waiver of, or in any way limit, Landlord’s rights to petition a court of competent jurisdiction in a proceeding under the Bankruptcy Code for relief and protection in addition to that set forth herein.

(e)          Landlord shall have the right to transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any obligations hereunder which arise following the effective date of such transfer, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations.

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15.         INDEMNITY.

(a)          Landlord shall not be liable to Tenant (except in the event of gross negligence or willful misconduct of Landlord, or its duly authorized agents or employees) for (1) any injury to person or damage to property due to the Building, any other improvements on the Premises or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, the failure of the roof, by the backing up of drains, by the bursting or leaking of pipes, faucets and plumbing fixtures, by gas, water, steam, electricity or oil leaking, escaping or flowing into the Building or other improvements on onto other parts of the Premises, or by any other cause whatsoever or (2) any loss, damage, or injury that may be occasioned by or through the acts or omissions of any persons whatsoever, or (3) for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, not, insurrection, war, court order, requisition or order of governmental authority, or any other matter. Tenant agrees that all personal property owned by or placed on the Premises by Tenant shall be at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof.

(b)          TENANT HEREBY AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD AND ITS REPRESENTATIVES AND AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, AND EXPENSES (INCLUDING ATTORNEY'S FEES) ARISING FROM (1) ANY OCCURRENCE ON THE PREMISES OR (2) TENANT'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS). THIS INDEMNITY PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE. IF ANY PROCEEDING IS FILED FOR WHICH INDEMNITY IS REQUIRED HEREUNDER, TENANT AGREES, UPON REQUEST THEREFORE, TO DEFEND THE INDEMNIFIED PARTY IN SUCH PROCEEDING AT ITS SOLE COST UTILIZING COUNSEL SATISFACTORY TO THE INDEMNIFIED PARTY.

(c)          Tenant shall defend, indemnify, and hold harmless Landlord from all losses, claims, costs and liabilities arising in connection with or relating to the construction, installation, maintenance, use, or removal of the Sign, including those arising from Landlord’s negligence (unless such loss was caused by Landlord’s willful misconduct). The rights granted to Tenant under this Section 12 may not be assigned to any party and shall terminate, at Landlord’s election, if Tenant ceases to occupy the entire Building.

(d)          Tenant covenants and agrees that in case Landlord shall be made a party to any litigation with respect to which Tenant has agreed to indemnify Landlord hereunder or relating to this Lease or to the Premises, then Tenant shall and will pay all costs and expenses, as the same are incurred, including reasonable attorneys’ fees and court costs, incurred by or imposed upon Landlord by virtue of any such litigation. Landlord’s costs and expenses in such regard shall be Additional Rental owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant.

16.         SUBORDINATION.

(a)          This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage"), and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 16.(a) shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten (10) days after request therefore, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten (10) day period, Landlord may execute the same as attorney-in-fact for Tenant.

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(b)          Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(c)          If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall be bound by the terms and conditions of this Lease, but shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Center by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Center. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

17.         INSPECTION. Landlord, its partners, employees, agents, and representatives shall have the right to enter into and upon any and all parts of Premises at all reasonable hours (1) to inspect same for the purposes of satisfying itself of Tenant’s compliance with the terms of this Lease, (2) to perform maintenance, repairs or replacements (which may require emergency entrance at any hour) should Landlord elect to do so, but without implying that Landlord has any obligation to do so, which it expressly does not, (3) to show the Premises to prospective purchasers or lenders and (4) to show the Premises, during the last twelve (12) months of the Term, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Except in the case of an emergency, Landlord shall give Tenant reasonable prior written notice of Landlord's intended entry upon the Premises. Landlord acknowledges that during any entry of the Premises, Landlord shall be accompanied by an officer of Tenant or other individual designated by Tenant, and Tenant agrees to make such officer or individual readily available for an entry by Landlord upon such notice.

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18.         CONDEMNATION.

(a)          If the whole or such a functionally substantial part of the Premises (meaning that at least twenty percent (20%) of the Rentable Area in the Building is taken or if the number of full-sized automobile parking spaces is reduced within the Premises to a number which produces a parking ratio less than the parking ratio required by applicable law without variance) should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would substantially prevent the use of the Premises for the purposes contemplated by the Permitted Use, then either Landlord or Tenant shall be permitted, upon written notice given at least thirty (30) days prior to the physical taking, to terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

(b)          If less than twenty percent (20%) of the Rentable Area in the Building shall be taken for any public or quasi-public use under any governmental law, ordinance or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate and the rent payable hereunder during the unexpired portion of this Lease shall be reduced or abated on a fair and reasonable basis.

(c)          In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain the entirety of the award applicable to the fee interest in the Premises and to the Building and other improvements located thereon. So long as it does not adversely impact Landlord’s award, Tenant shall be permitted to seek a separate award for its business interruption, moving expenses, and any of its condemned fixtures or personal property. Tenant shall not be permitted to recover any award for the value of its lost leasehold estate.

19.         FIRE OR OTHER CASUALTY.

(a)          Landlord agrees to maintain standard fire and extended coverage insurance covering the Building, of which the Premises are a part, in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof, as such term is defined in the Replacement Cost Endorsement to be attached thereto insuring against the perils of risks of direct physical loss, such coverage and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Texas for use by insurance companies admitted in the State of Texas for the writing of such insurance on risks located within the State of Texas. Subject to the provisions of Sections 10(c), 10(d), and 10(e) , such insurance shall be for the sole benefit of Landlord and under its sole control. In addition Landlord agrees to maintain general liability coverage insurance in an amount deemed prudent and necessary by Landlord or required by any mortgagee presently (or in the future) holding a mortgage and/or deed(s) of trust constituting a lien against the Premises and/or the Building.

(b)          If the Building situated upon the Property should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord.

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(c)          Except if caused by Tenant or Tenant's representatives, employees, agents, contractors, licensees, or invitees, if the Building situated upon the Property should be totally destroyed by fire, tornado, or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot, in Landlord's estimation, be completed within two hundred seventy (270) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Landlord shall provide such notice of termination to Tenant within a commercially reasonable amount of time following any such event. Should Landlord terminate the Lease pursuant to this subparagraph, Tenant shall have no obligation to rebuild or repair the Premises.

(d)          Except if caused by Tenant or Tenant's representatives, employees, agents, contractors, licensees, or invitees, if the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Section 19(A) above, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, but only to the extent of insurance proceeds actually received by Landlord pursuant to the insurance obtained by Landlord described in Section 19(A) above, thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair, or replace any part of the partitions, fixtures, additions, or other improvements that may have been placed in, on, or about the Premises by Tenant. Except if caused by Tenant or Tenant's representatives, employees, agents, contractors, licensees, or invitees, if the Premises are untenable in whole or in part following such damage, the Rent payable hereunder during the period in which it is untenable shall be reduced pro rata by the amount of the Premises rendered so untenable. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations accruing after the date of notice by Tenant to Landlord of such damage hereunder shall cease and terminate.

(e)          Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises and/or the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder as of the date of receipt by Tenant of such notice shall cease and terminate.

(f)          In the event of damage to or destruction of the whole or any part of the improvements comprising the Premises by fire or any other casualty at any time during the term of this Lease, Tenant, at Tenant’s sole cost and expense, shall rebuild, repair and restore such improvements to a complete architectural unit, regardless of whether insurance proceeds received as a result of such damage or destruction are sufficient for such purpose. All such repairs and restoration efforts to complete such repairs and restoration shall be performed in a commercially reasonable time (Tenant shall use reasonable efforts to complete such repairs and restoration prior to the end of the Term) and in a manner and quality consistent with the terms and conditions of Section 11 hereof. All insurance proceeds attributable to the damage or the destruction to the Building shall be made available to Tenant for purposes of completing the repairs and restoration. Except if caused by Tenant or Tenant's representatives, employees, agents, contractors, licensees, or invitees, if the Premises are untenable in whole or in part following such damage, the Rent payable hereunder during the period in which it is untenable shall be reduced pro rata by the amount of the Premises rendered so untenable.

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20.         HOLDING OVER.         Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to two times the Rent payable for the last month of the Term, prorated on a daily basis. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

21.         EVENTS OF DEFAULT.         Each of the following events shall be deemed to be an "Event of Default" by Tenant under this Lease:

(a)          Tenant shall fail to pay when due any Rent; however Landlord agrees to give Tenant written notice and five (5) days to cure such failure; provided, however, that Landlord shall not be obligated to give more than one (1) such notice in any twelve-month period, and any failure to pay when due after one such notice in any twelve-month period shall immediately, without the requirement for the giving of any notice, constitute an Event of Default hereunder.

(b)          Tenant shall fail to comply with or observe any other term, covenant or provision of this Lease and such failure shall continue for twenty (20) days after written notice to Tenant of such failure; however, if such failure cannot be cured within such 20-day period and Tenant begins to cure such failure within such 20-day period and thereafter diligently pursues such cure to completion, such failure shall not be an Event of Default unless it is not cured within 45 days after Landlord initially delivered to Tenant written notice of the failure in question.

(c)          Tenant shall abandon or vacate any portion of the Premises, shall fail to take possession of the Premises within 120 days following the Commencement Date, or shall fail to continuously occupy the Premises for the Permitted Use set forth herein.

(d)          Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code or any successor statute or any present or future comparable state law (herein collectively the "Bankruptcy Code"); or Tenant shall have entered against it an order for relief in any proceedings filed against Tenant under any section or chapter of the Bankruptcy Code; or a petition proposing the entry of an order for relief as against Tenant under any section or chapter of the Bankruptcy Code shall be filed in any court and such petition shall not be discharged or denied within ninety (90) days after the filing thereof.

(e)          Tenant shall become insolvent, shall make a transfer in fraud of creditors, shall make an assignment for the benefit of creditors, shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due.

(f)          A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant, or of the Premises, or any of Tenant’s property located thereon in any proceeding brought by Tenant or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or Tenant shall consent to or acquiesce in such appointment.

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22.         REMEDIES.         Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a)          Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 23, and an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Discount Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

(b)          Terminate Tenant’s right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 23, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term as and when the same become due and payable, diminished by any net sums thereafter received by Landlord, if any, through reletting the Premises during such period. Although Landlord may elect to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises), Landlord shall not be obligated to relet the Premises and Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 22.(b). If Landlord elects to proceed under this Section 22.(b), it may at any time elect to terminate this Lease under Section 22.(a).

Additionally, without notice, Landlord may enter upon the Premises to perform any of Tenant’s unperformed obligations hereunder and, if such Event of Default arises under Section 21.(a) above (a monetary default after notice and an opportunity to cure, if applicable) or under Section 21.(b) above (a non-monetary default which has not been cured by Tenant after notice and an opportunity to cure), alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

23.         PAYMENT BY TENANT; NON-WAIVER.

(a)          Payment by Tenant Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises (but only to the condition which existed as of the date of this Lease, ordinary wear and tear and damage by casualty excepted), (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

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(b)          Non Waiver Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term.

24.         SURRENDER OF PREMISES. Surrender of the Premises by Tenant shall not be valid unless it is made submitted in writing to and accepted by Landlord.

25.         ATTORNEYS' FEES.         In case it should be necessary for either party to bring any action under this Lease for the enforcement of any of such party’s rights hereunder, then in each and any such case such party shall, if it prevails in such action, be entitled to recover its reasonable attorneys’ fees, court costs and expenses of litigation. Any and all such attorneys’ fees, costs and expenses incurred by Landlord as the prevailing party are deemed to constitute amounts in default which must be paid by Tenant in order to cure default at the time of assumption as required by Section 365(b) of the Bankruptcy Code.

26.         MECHANICS' LIENS. Tenant will not permit any mechanic’s or materialman’s lien or liens to be placed upon the Premises or the Building or other improvements thereon during the Term, as the same may be extended, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay same or cause such lien to be bonded with Bond to Indemnify Against Lien in accordance with the provisions of Subchapter H of Chapter 53 of the Texas Property Code, as the same may be amended from time to time. If default in payment or bonding thereof shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be deemed to be Additional Rental owing by Tenant to Landlord and shall be due and payable within ten (10) days after written request therefor, together with interest thereon at the Default Rate from the date of such request by Landlord to the date of repayment by Tenant.

27.         WAIVER OF SUBROGATION.         Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto, or any claiming through or under them, by way of subrogation or otherwise, during the Term, as the same may be extended, for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom such other party may be responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under such insurance policies. Such waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of such mutual waivers, and to have such insurance policies properly endorsed, if necessary, and only to the extent such endorsement is available on a commercially reasonable basis, to prevent the invalidation of such insurance coverage by reason of such waivers.

28.         BROKERAGE.         Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease other than Ridgemont Investment Group, LLC, whose commissions will be paid by Landlord pursuant to executed written agreements. Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

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29.         ESTOPPEL CERTIFICATES. Tenant agrees to furnish from time to time when requested by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Premises, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate signed by Tenant confirming and containing any such factual certifications and representations deemed appropriate by Landlord (in Landlord’s reasonable but sole discretion), the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Premises, and Tenant shall, within ten (10) days following receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten-day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate and Landlord may execute such estoppel certificate as attorney-in-fact for Tenant. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Center, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit C.

30.         NOTICES.         Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

(a)          All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by at least fifteen (15) days prior written notice delivered in accordance herewith.

(b)          Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, certified mail, or (3) deposit with Federal Express or similar nationally-recognized overnight courier service, (4) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set forth in the Basic Lease Information; or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

31.         SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, as the same may be extended, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be automatically added as a part of this Lease a clause or provision as similar to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

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32.         AMENDMENTS; BINDING EFFECT. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest, legal representatives and permitted assigns, except as otherwise herein expressly provided.

33.         QUIET ENJOYMENT.         Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, subject to the terms and conditions of this Lease.

34.         GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

35.         JOINT AND SEVERAL LIABILITY. If there is a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

36.         [Intentionally Deleted.]

37.         NOTICE TO LENDER.         If the Premises, or any part thereof, are at any time subject to a mortgage or other similar instrument and the Tenant is given written notice thereof, including the address of such mortgagee, then the Tenant shall not take any remedial action with respect to any alleged default on the part of the Landlord without first giving written notice thereof, by certified or registered mail, return receipt requested, to such mortgagee, specifying the alleged default in reasonable detail, and affording such mortgagee a reasonable period of time (in no event to be less than ninety (90) days) within which to make performance, at its election, for and on behalf of the Landlord.

38.         LANDLORD'S LIEN.         In addition to the statutory landlord’s lien, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property of Tenant now or hereafter situated on or relating to Tenant’s use of the Premises, and all proceeds therefrom (excepting Medicare and Medicaid receivables which are not assignable by law) (the "Collateral"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Premises are located (the “UCC”). In connection with any public or private sale under the UCC, Landlord shall give Tenant five (5) days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. All proceeds of any such sale may be applied first to the payment of expenses incurred by Landlord in enforcing the security interests herein granted (including reasonable attorneys’ fees and expenses). Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 38, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease or this provision as a financing statement to perfect its security interest in the Collateral.

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39.         HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (c) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (d) no portion of the Premises will be used as a landfill or a dump; (e) Tenant will not install any underground tanks of any type; (f) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (g) Tenant will not cause (or permit any other Tenant Party to cause) any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor. Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant’s right to possess the Premises ends. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 39, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord’s request therefor.

40.         CAPTIONS. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

41.         MISCELLANEOUS.

(a)          Any approval by Landlord of any of Tenants drawings, plans and specifications which are prepared in connection with any construction of alterations or improvements on the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy of sufficiency of such drawings, plans and specifications, or the alterations or improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of alterations or improvements on the Premises in accordance with such drawings, plans and specifications.

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(b)          Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

(c)          The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger of the fee estate and the leasehold estate, and will, at Landlord’s option, either terminate any subleases of part or all of the Premises, or operate as an assignment to Landlord of any of those subleases. Landlord’s option under this paragraph will be exercised by notice to Tenant and all known subtenants in the Premises.

(d)          Neither Landlord nor any of its partners or other representatives have made any representations or promises with respect to the Premises except as herein expressly set forth.

(e)          The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant.

(f)          Landlord agrees that: (1) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with Landlord’s organizational documents; (2) this Lease is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the State of Texas.

(g)          Tenant agrees that: (1) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with Tenant’s organizational documents; (2)C this Lease is binding upon Tenant; (3) Tenant, if not a natural person, is duly organized and legally existing in the state of its organization and is qualified to do business in the State of Texas; and (4) Tenant, if a corporate entity, has previously delivered, or herewith delivers, a true and correct resolution of Tenant’s Board of Directors authorizing the execution of this Lease, and evidencing the incumbency and signature of the person signing this Lease.

(h)          The terms and provisions of this Lease shall remain confidential.

(i)          This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect.

(j)          All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear and damage by casualty excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for operating expenses for the year in which the Term ends prorated through the date of vacation. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

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(k)          To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

(l)          Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except to (1) Landlord’s Mortgagee or prospective purchasers of the Center, (2) in litigation between Landlord and Tenant, or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 41.(l) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(m)          Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, within ten days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(n)          It is the intention of the parties to create the relationship of Landlord and Tenant and no other relationship whatsoever and nothing herein shall be construed to constitute the parties hereto partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

(o)          Tenant shall not record this Lease or a short form memorandum thereof without prior written consent of Landlord.

42.         [Intentionally Deleted.]

43.         EXHIBITS AND ATTACHMENTS.         All exhibits attachments, riders and addenda referred to in this Lease and the exhibits listed herein below are incorporated into this Lease and made a part hereof for all intents and purposes.

Exhibit A - Legal Description off Premises

Exhibit B - Special Provisions

Exhibit C - Form of Estoppel Certificate

44.         INDEMNITY OBLIGATIONS.         TENANT ACKNOWLEDGES THAT, PURSUANT TO THE PROVISIONS OF SECTION 15 OF THIS LEASE, TENANT IS OBLIGATED TO INDEMNIFY LANDLORD AS DESCRIBED THEREIN.

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DATED as of the Lease Date.

TENANT:	EOS PETRO, INC.,
a Delaware corporation

	By:	/s/ Nikolas Konstant
Name: Nikolas Konstant
Title: President

LANDLORD:	1975 BABCOCK ROAD, LLC,
a Texas limited liability company

By:	/s/ John Roberts
Name:
Title:

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EXHIBIT A

Legal Description

For a 2.243 of an acre tract of land situated in the City of San Antonio, Bexar County, being a portion of Lot 40, Block 1, New City Block 12811, OAKHILLS PARK SUBDIVISION, Unit 1, of record in Volume 5970, Page 28 of the Plat Records of Bexar County, Texas; said 2.243 acre tract being more particularly described as follows:

BEGINNING, at a ½ inch rod set on the Northeasterly right-of-way line of Babcock Road (ROW varies) for the Westerly corner of said Lot 40, and herein described tract;

THENCE, N 41°27’32”E, along the Northwesterly line of said Lot 40, a distance of 315.00 feet to a PK nail found for the Northerly corner of said Lot 40 and herein described tract;

THENCE, S 48°36’12”E, along the Northeasterly line of said Lot 40, a distance of 310.38 feet to a ½ inch iron rod set for the Easterly corner of said Lot 40 and herein described tract;

THENCE, S 41°31’56”W, along the Southeasterly line of said Lot 40, a distance of 315,00 feet to a ½ inch iron rod set, on the Northeasterly Right-of-Way line of Babcock Road (ROW varies) for the Southerly corner of said Lot 40 and herein described tract;

THENCE, N 48°36’12”W, along the Northeasterly Right-of-Way line of Babcock Road (ROW varies), a distance of 309.99 feet to the Point of Beginning of herein described tract, and containing 2.243 acres of land, more or less.

EXHIBIT B

SPECIAL PROVISIONS

RENEWAL OPTION

TENANT IMPROVEMENT ALLOWANCE

Tenant acknowledges that Landlord shall have no obligation to reimburse Tenant for any improvements made by Tenant to the Building or Premises, as the Building and Premises are being leased to tenant in their “as is, where is” condition.

HVAC WARRANTY

The existing HVAC systems shall be in good working condition within thirty (30) days of full execution of this Lease at the sole cost and expense of Landlord.

ROOF WARRANTY

Landlord agrees to repair any roof leaks detected by Landlord or its agents or representatives within thirty (30) days of full execution of this Lease.

DIRECT DEPOSIT OF RENTAL PAYMENTS

At the request of Landlord, Tenant shall make all payments of Rent due under the Lease by direct deposit monthly into a bank account designated by Landlord.

EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _____________________________, as Landlord, and the undersigned as Tenant, for certain Premises located at 1975 Babcock Road, San Antonio, Texas, and hereby certifies as follows:

1.          The Lease consists of the original Lease Agreement dated as of ___________, 20__ by and between Tenant and Landlord and the following amendments or modifications thereto (if none, please state "none"): _____________________________________________________________.

The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.          The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.          The Term commenced on __________________, 200__ and the Term, excluding any renewal options, expires on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises, or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.          Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"): .

5.          All monthly installments of Base Rental, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through . The current monthly installment of Base Rental is $ .

6.          All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.          As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.          No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.          If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.         There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.         Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances on or in the Premises.

12.         All tenant improvement work, if any, to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of _______, 20__.

TENANT:	EOS PETRO, INC.,
a Delaware corporation

By:
Name: Nikolas Konstant
Title: President